Microsoft Word 11.0.8026;Identifier1PHTRANS\448596\1DateStamp1
_AdHocReviewCycleID-1568305531_EmailSubject_AuthorEmailSharon.Collins@dbr.com_Au
thorEmailDisplayNameCollins,
Sharon
A._ReviewingToolsShownOnceRESPONSE_SENDER_NAMEsAAAE9kkUq3pEoLswIsIHRKlRzFsijn2Nj
ssmb0JxLsfjPE=MAIL_MSG_ID1yDAAYugCn+Sdf6gGVakTMYVygQTCUiH3wPwgtX0RFY67QT2hxw5B+e
59n6Hojrqk199YUK+Pvtra1l5Z~~Fjr6eDd/u2nd74rdKSmdjSM43A4x67cq///aTMEfnnTUyraNKqK5
3D8YAeotCpirmkeUaPVWDWUe~~nCjk+yVI3xscVtxjuN0YK28mG7CE/ORp19XTwINp/tsaBJbukmVELk
MHROLoyGkmclUpmPgEuRP0~~Al4jhwE=EMAIL_OWNER_ADDRESSABAAJXrvhtoYpC5+C6/Xzr05PQYzq
q5DDnSpDLbrDWYksGfEKX8ZNICqbdgH8egcXTLVurn:schemas-microsoft-com:office:smarttag
s013f
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PHTRANS\448596\1                                          - 2 -
PHTRANS\448596\1


                                         FEE REDUCTION COMMITMENT


This FEE REDUCTION COMMITMENT is made as of February 28, 2006 by GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM") and GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL ("GSAMI" and, together with GSAM, the "Advisers").

                  WHEREAS, Goldman Sachs Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, GSAM serves as the investment adviser to the Goldman Sachs Enhanced Income, Goldman Sachs Government Income, Goldman Sachs Municipal Income, Goldman Sachs Investment Grade Credit, Goldman Sachs U.S. Mortgages, Goldman Sachs High Yield, Goldman Sachs High Yield Municipal and Goldman Sachs Emerging Markets Debt Funds of the Trust and GSAMI serves as the investment adviser to the Global Income Fund of the Trust (each a "Fund") pursuant to a Management Agreement dated April 30, 1997, as amended, and a related Assumption Agreement by and between Goldman, Sachs & Co. and GSAM (together, the "Management Agreement");

                  WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Management Agreement for the Funds; and

                  WHEREAS, the Advisers represent that the quality and quantity of their services under the Management Agreement will not be affected by this commitment and that their obligations under the Management Agreement will remain unchanged in all respects.

                  NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Management Agreement for the Funds as follows:

                  For all services to be rendered and payments made pursuant to the Management Agreement, the Trust on behalf of the respective Funds will pay to GSAM or GSAMI, as applicable, each month a fee at an annual rate equal to the percentages of the average daily net assets of each Fund considered separately as set forth on Annex A hereto. The "average daily net assets" of each Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and regulations promulgated thereunder.

2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Management Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

3. This Fee Reduction Commitment shall be attached to and made a part of the Management Agreement.

4. The Management Agreement shall continue in full force and effect as modified hereby.


                  IN WITNESS WHEREOF, GSAM and GSAMI have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                                         By:        /s/ Howard B. Surloff_______
                                                          ---------------------
                                                            (Authorized Officer)

                                          Name:      Howard B. Surloff__________
                                                               -----------------

                                          Title      Managing Director__________


                                                GOLDMAN SACHS ASSET
                                                MANAGEMENT INTERNATIONAL

                                         By:        /s/ Howard B. Surloff_______
                                                          ---------------------
                                                            (Authorized Officer)

                                          Name:      Howard B. Surloff__________
                                                               -----------------

                                          Title      Managing Director__________

Accepted and Agreed as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST

By:        /s/ Howard B. Surloff
           -------------------------------

Name:      Howard B. Surloff______
           -----------------

Title:     Secretary_______________

                                                        ANNEX A

                                                  GOLDMAN SACHS TRUST

                                               FEE REDUCTION COMMITMENT



------------------------------------------- ---------- ------------- -----------
Fund Name                                   0 - $1 bil  Over $1 bil  Over $2 bil
                                                         up to $2 bil
------------------------------------------- ----------- ------------ -----------
------------------------------------------- ----------- ------------ -----------

------------------------------------------- ----------- ------------ -----------
------------------------------------------- ----------- ------------ -----------
Goldman Sachs Enhanced Income Fund          0.25%       0.23%        0.22%
------------------------------------------- ----------- ------------ -----------
------------------------------------------- ----------- ------------- ----------
Goldman Sachs Global Income Fund            0.65        0.59         0.56
------------------------------------------- ----------- ------------ ----------
------------------------------------------- ----------- ------------ ----------
Goldman Sachs Government Income Fund        0.54        0.49         0.47
------------------------------------------- ----------- ------------ ----------
------------------------------------------- ----------- ------------ -----------
Goldman Sachs Municipal Income Fund         0.55        0.50         0.48
------------------------------------------- ----------- ------------ -----------
------------------------------------------- ----------- ------------ -----------
Goldman Sachs Investment Grade Credit Fund  0.40        0.36         0.34
------------------------------------------- ----------- ------------ -----------
------------------------------------------- ----------- ------------ -----------
Goldman Sachs U.S. Mortgages Fund           0.40        0.36         0.34
------------------------------------------- ----------- ------------ ----------



------------------------------------------  ----------
Fund Name                                  $0 - $2 billion       Over $2 billion
------------------------------------------  ----------
------------------------------------------  ----------

------------------------------------------  ----------
------------------------------------------  ----------
Goldman Sachs High Yield Fund               0.70%                 0.63%
------------------------------------------  ----------
------------------------------------------  ----------
Goldman Sachs High Yield Municipal Fund     0.55                  0.50
------------------------------------------  ----------
------------------------------------------  ----------
Goldman Sachs Emerging Markets Debt Fund    0.80                  0.72
------------------------------------------  ----------